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                                                                  Exhibit 10(h)



                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of February 15, 2002, by and between HOWTEK, INC., a Delaware corporation (the "Company"), and W. KIP SPEYER (the "Executive") (collectively, the "Parties").

        WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, upon the terms and conditions set forth herein; and

        WHEREAS, the Company is willing to employ Executive only on the condition that Executive agrees to the non-competition and non-disclosure covenants contained herein;

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1.      Employment.

        1.1 Employment and Term. This Agreement shall be effective on the date (the "Effective Date"), and only in the event, of the consummation of the merger of Intelligent Systems Software, Inc., a Florida corporation, with and into the Company pursuant to the Agreement and Plan of Merger dated the date of this Agreement. Subject to the completion of the Merger, the Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, on the terms and conditions set forth herein for the period commencing on the Effective Date and expiring on the three-year anniversary of the Effective Date (the "Term") unless sooner terminated as hereinafter set forth.


        1.2 Duties of Executive. Executive shall serve as Chief Executive Officer of the Company. Subject to the preceding sentence, during the Term, Executive shall diligently perform all services as may be reasonably assigned to him by the Board of Directors. Executive shall devote substantially all of his working time and attention to the business and affairs of the Company, render such services to the best of his ability and use his best efforts to promote the interests of the Company. Executive may devote such reasonable amount of time as he determines to (i) serving, with the approval of the Board of Directors, as a director, trustee or member of any board or committee of any other organization; or (ii) engaging in charitable and community activities; provided, however, that such activities may not involve any conflict of interest with the interests of the Company or interfere materially with the performance of his duties and responsibilities under this Agreement.


        1.3 Boca Raton Location. During the Term, the Company shall maintain an office suitable for the performance of Executive's duties hereunder within 20 miles of Boca Raton, Florida, so that Executive shall not be obligated to move his residence in order to perform his duties hereunder.
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2.      Compensation.

        2.1 Base Salary. During the Term, the Company shall pay Executive an annual base salary ("Base Salary") at the rate of $175,000 per year. During the Term, the annual Base Salary may be reviewed by the Board of Directors for possible adjustments, but shall never be less than $175,000, without the written consent of Executive.

        2.2 Annual Bonus. Executive shall be eligible to receive, for each 12-month period during the Term, an annual bonus of up to 50% of the Base Salary ("Annual Bonus") if the Company achieves goals and objectives mutually agreed upon in writing (or otherwise as orally agreed upon in good faith) by the Board of Directors and Executive for each such period. Each Annual Bonus shall be paid in a single lump sum no later than 30 days after the end of the period for which the Annual Bonus is awarded. In the event of the acquisition of the Company or the sale of substantially all of the assets of the Company ("Sale of the Company"), the Company agrees to pay Executive, in a lump sum at the closing of the Sale of the Company, all amounts of Annual Bonus which could thereafter become payable hereunder.

        2.3 Stock Options. The Company agrees to grant Executive options to purchase 600,000 shares of its common stock at an exercise price per share equal to the closing price of the Company's common stock on the trading day immediately preceding the date of this Agreement. The options will become effective and be fully vested on the Effective Date and shall expire on the 10-year anniversary of the Effective Date. The options shall not be subject to forfeiture for any reason, including, without limitation, in the event Executive is terminated or otherwise leaves the employ of the Company for any reason.

3.      Expense Reimbursement and Other Benefits.

        3.1 Expense Reimbursement. During the Term, the Company, upon the submission of supporting documentation by Executive, shall promptly reimburse Executive for all reasonable expenses actually paid or incurred by Executive in the course of and pursuant to the business of the Company.

        3.2 Vacation. During the Term, Executive shall be entitled to four weeks' paid vacation per year, provided that no vacation period may exceed 10 consecutive business days.

        3.3 Automobile Allowance. During the Term, the Company shall pay Executive an automobile allowance at the rate of $800 per month, payable on the first day of each month.

        3.4 Other Benefits. The Company shall provide Executive such benefits as are generally provided to other senior executives of the Company.

4.      Termination.


        4.1 Termination for Cause. Notwithstanding anything contained to the contrary in this Agreement, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) any action or omission of Executive which constitutes a material breach of this Agreement which is not cured within ten business days after receipt by Executive of notice of same; (ii) a breach of Section 5 of this Agreement which is not cured within ten business days after receipt by Executive of notice of same; (iii) Executive's substantial failure to duly perform his duties hereunder; (iv) theft, fraud, embezzlement or misappropriation of the Company's assets or properties by Executive; (v) the conviction of Executive for any criminal act which is a felony; or (vi) Executive's repeated substantial abuse of alcohol or illegal drugs. Upon any termination pursuant to this Section 4.1, the Company shall have no further liability to Executive hereunder other than reimbursement of expenses duly incurred through the date of termination.



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        4.2 Disability. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to Executive, shall at all times have the right to terminate this Agreement, and Executive's employment hereunder, if Executive shall, as the result of mental or physical incapacity, illness or disability, fail or be unable to perform his duties and responsibilities provided for herein for a period of more than 120 days in any nine-month period (a "Permanent Disability"). Upon any termination pursuant to this Section 4.2, the Company shall have no further liability to Executive hereunder other than (i) payment to Executive of Base Salary earned as of the date of termination, (ii) the portion of Annual Bonus which Executive earned prior to the date on which the Permanent Disability occurred and (iii) reimbursement of expenses duly incurred through the date of termination.

        4.3 Death. In the event of the death of Executive during the Term, the Company shall have no further liability to Executive's estate hereunder other than (i) payment of Base Salary earned as of the date of death, (ii) the Annual Bonus which Executive could have earned for the period in which the date of death occurred and (iii) reimbursement of expenses duly incurred through the date of death.

        4.4 Termination Without Cause. Notwithstanding anything contained herein to the contrary, at any time the Company shall have the right to terminate Executive's employment hereunder without Cause by written notice to Executive. Upon any termination pursuant to this Section 4.4, the Company shall pay Executive (i) Base Salary (at the annual rate in effect on the date of termination) through the end of the original three-year Term, (ii) the amount of all Annual Bonuses which Executive could have earned through the end of the original three-year Term and (iii) expenses duly incurred through the date of termination. Payments under clauses (i) and (ii) of the preceding sentence shall be made in 12 monthly installments, beginning on the 15th business day following the date of termination. In addition, the Company shall continue to provide Executive the benefits provided to other senior executives of the Company through the end of the Term. The Company shall be deemed to have terminated Executive's employment pursuant to this Section 4.4 if such employment is terminated by Executive voluntarily as a result of the occurrence of any of the following events which is not consented to in writing by Executive prior to its occurrence or which is not cured by the Company within ten days after its receipt of written notice of Executive's objection to the occurrence: (a) Executive is assigned to any position, duties or responsibilities that are significantly diminished from those contemplated by this Agreement; or (b) Executive is requested to engage in conduct that is reasonably likely to result in a violation of law.


        4.5 Notice. Executive and the Company each agree to give the other 30 days' prior written notice of resignation or termination.




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5.      Non-Competition and Non-Disclosure Covenants.

        5.1 Non-Competition. From the date hereof through (i) the second anniversary date of any termination with Cause of Executive's employment with the Company or of Executive's resignation or (ii) the first anniversary date of any termination of Executive's employment with the Company by the Company without Cause or by Executive for Good Reason, Executive agrees not to engage, have an interest in or render any services to, directly or indirectly, in any aspect of the any business which offers products or services similar to or competitive with products and services offered by the Company during the Term in the markets and territories in which the Company's products and services are offered during the Term (the "Business"), whether as executive, partner, director, employee, agent, consultant, shareholder, owner, manager, operator, licensor, licensee, joint venturer or otherwise; provided that Executive may hold shares constituting less than 1% of the outstanding shares of a publicly traded company in the Business.

        Executive shall not, during the Term and for a period of two years thereafter, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities. For purposes of clarification, but not of limitation, Executive hereby acknowledges and agrees that the provisions of this Section 5.1 shall serve as a prohibition against him from, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer of the Company (but only those suppliers existing during the time of Executive's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

        5.2 Non-Disclosure. From the date hereof through the fifth anniversary date of termination of Executive's employment with the Company, Executive agrees to (i) hold all trade secrets, business plans and other confidential or proprietary information of the Company in trust and confidence for the Company and shall not use or disclose any such information to any person under any circumstances and (ii) be liable for damages incurred by the Company as a result of disclosure of any such information by Executive (without the prior written consent of the Company) for any purpose at any time after the date hereof. Notwithstanding the foregoing, Executive may disclose any such information to the extent such disclosure is compelled by a subpoena issued under applicable law or to the extent such information becomes publicly available other than by unauthorized disclosure by Executive.

        5.3 Right to Injunction. In the event Executive breaches any of the covenants contained in this Section 5, Executive acknowledges that the Company's remedy at law for damages will be inadequate and that the Company will be entitled to an injunction to prevent Executive's prospective or continuing breach and to maintain the status quo pending arbitration as provided in this Agreement. The Company's application to a court of law for an injunction will not constitute a waiver by the Company of its right to arbitration as provided in Section 11 of this Agreement. Executive further agrees that any court of law which issues an injunction shall refer any claim for damages to arbitration as provided in Section 11 of this Agreement.


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6.      Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

7.      Notices.

               Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or by overnight courier service addressed as follows:

               If to the Company:     Howtek, Inc.
                                      21 Park Avenue
                                      Hudson, New Hampshire 03051
                                      Attention:  Chairman of the Board

               with a copy to:        Blank Rome LLP
                                      405 Lexington Avenue
                                      New York, New York  10174
                                      Attention:  Robert J. Mittman, Esq.

               if to Executive:       W. Kip Speyer
                                      10361 Parkstone Way
                                      Boca Raton, Florida  33498


or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

8.      Benefits; Binding Effect.

        This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns. Notwithstanding the foregoing, neither party may assign its rights or benefits hereunder without the prior written consent of the other party hereto.

9.      Severability.

        The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.


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10.     Waivers.

        The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

11.     Arbitration.


        The Company and Executive mutually consent to the resolution by arbitration, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, of all claims or controversies arising out of Executive's employment (or its termination) that the Company may have against the Executive or that the Executive may have against the Company or against its officers, directors, shareholders, employees or agents in their capacity as such other than a claim which is primarily for an injunction or other equitable relief. The arbitration shall take place in Palm Beach County, Florida. The Company and Executive shall equally share the fees and costs of the arbitrator, and each party shall bear its own costs in connection with any arbitration, unless either party shall prevail in an arbitration proceeding as to any material issue, in which case the other party shall reimburse the prevailing party for all reasonable costs, expenses and fees incurred in connection with such arbitration. Notwithstanding the foregoing, this Section 11 shall not be deemed a waiver of the Company's right to injunctive relief as provided for in Section 5.3 of this Agreement.


12.     No Third-Party Beneficiary.

        Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representatives and/or legal representative) any rights or remedies under or by reason of this Agreement.

13.     Survival.

        Notwithstanding the termination of this Agreement by Company for Cause under Section 4.1, for disability under Section 4.2 or otherwise, Executive's obligations under Sections 5 through 14 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against the Executive in Section 5 hereof shall continue in force.

14.     Entire Agreement.

        This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other agreements, negotiations, understandings and representations (if any) between such parties with respect to the subject matter hereof.

                            (SIGNATURE PAGE FOLLOWS)



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               IN WITNESS WHEREOF, the undersigned have executed this
Employment Agreement as of the date first above written.



                                        Howtek, Inc.

                                        By /s/ Annette Heroux
                                           -------------------------------------
                                        Name:   Annette Heroux
                                        Title:  Chief Financial Officer

                                        /s/ W. Kip Speyer
                                        ----------------------------------------
                                        W. Kip Speyer


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